Reznick
Group
Reznick Group P.C.
7700 Old Georgetown Road
Suite 400
Bethesda, MD 20814-6224
Tel: (301) 652-9100
Fax: (301) 652-1848
www.reznickgroup.com

REPORT OF INDEPENDENT ACCOUNTANTS

To: J.E. Robert Company, Inc.

We have examined management's assertion, included in the accompanying Report of
Management on Compliance, that J.E. Robert Company, Inc. (the Company) complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's
Uniform Single Attestation Program for Mortgage Bankers (USAP) for Credit Suisse First
Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 1997-
SPICE, Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates
Series 1995-MD III, Credit Suisse First Boston Mortgage Securities Corp. Commercial
Mortgage Pass-Through Certificates Series 1995-AEW1 (EMIF), Midland Realty Acceptance
Corporation Commercial Mortgage Pass-Through Certificates Series 1996-C2, Salomon
Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates Series
1996-C1, Structured Asset Securities Corporation Multiclass Pass-Through Certificates Series
l996-C3, DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates
Series 2000-STF1, Merrill Lynch Capital Canada Inc. Commercial Mortgage Pass-Through
Certificates Series 2000-Canada 3, Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2001-FL1, Credit Suisse First Boston
Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2002-FL1,
Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through
Certificates Series 2002-FL2, Credit Suisse First Boston Mortgage Securities Corp. Commercial
Mortgage Pass-Through Certificates Series 2004-FL1, Credit Suisse First Boston Mortgage
Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2004-C4, Merrill
Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates Series 2004-
BCP1, and J.P. Morgan Chase Commercial Securities Corp. Commercial Mortgage Pass-
Through Certificates Series 2004-C3 (collectively referred to as the Certificates) for the year ended December 31, 2004. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was conducted in accordance with standards established by the American
Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

Atlanta -Baltimore - Bethesda -Charlotte -Chicago -Sacramento

Reznick
Group

In our opinion, management's assertion that the Company complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single
Attestation Program for Mortgage Bankers for the Certificates for the year ended December 31,
2004 is fairly stated, in all material aspects.

Reznick Group, P.C.

Bethesda, Maryland
February 25, 2005